                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission Only
                                                    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                            Egreetings Network, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            EGREETINGS NETWORK, INC.
                           149 NEW MONTGOMERY STREET
                            SAN FRANCISCO, CA 94105
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 26, 2000
                            ------------------------

TO THE STOCKHOLDERS OF EGREETINGS NETWORK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of EGREETINGS NETWORK, INC., a Delaware corporation (the "Company"), will be held on Wednesday, July 26, 2000 at 11:00 a.m. (local time) at the offices of the Company, 149 New Montgomery, San Francisco, California for the following purposes:

     (1) To elect one director to hold office until the 2003 Annual Meeting of Stockholders.

     (2) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business, including the nominee for director, are more fully described in the Proxy Statement accompanying this Notice (the "Proxy Statement").

     The Board of Directors has fixed the close of business on June 15, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          [Andrew P. Missan Signature]
                                          /s/ ANDREW MISSAN
                                          --------------------------------------
                                          Andrew P. Missan
                                          Vice President, General Counsel
                                          and Secretary

San Francisco, California
June 15, 2000

                            EGREETINGS NETWORK, INC.
                           149 NEW MONTGOMERY STREET
                            SAN FRANCISCO, CA 94105
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 26, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of EGREETINGS NETWORK, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on July 26, 2000, at 11:00 a.m. (local time) (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 149 New Montgomery Street, San Francisco, California. The Company intends to mail this Proxy Statement, accompanying proxy card and the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, on or about June 15, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company, par value $.001 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of shares of Common Stock of the Company, at the close of business on June 15, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date the Company had outstanding and entitled to vote 35,010,036 shares of Common Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes with the assistance of the Company's transfer agent. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 149 New Montgomery Street, San Francisco, California 94105, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 14, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is the close of business on a date no earlier than March 14, 2001 and no later than April 13, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board is presently composed of six members with one vacancy. One director is not standing for reelection. There is one director in the class whose term of office expires in 2000. If elected at the Annual Meeting, the nominee would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     STEWART ALSOP -- Stewart Alsop has served as a director of Egreetings Network since March 1999. Mr. Alsop has been a general partner of New Enterprise Associates, a venture capital investment firm since 1998 and was a Venture Partner at New Enterprise Associates from 1996 to 1998. From June 1991 to 1996, Mr. Alsop served as Senior Vice President and Editor-in-Chief of InfoWorld Media Group, Inc., which publishes InfoWorld, a weekly newspaper for information technology professionals. Mr. Alsop also serves on the board of directors of Be, Inc., an operating systems software company, TiVo Inc., a publicly held personal television service company, and Netcentives, Inc., a publicly held Internet promotions and customer loyalty vendor. Mr. Alsop holds a B.A. degree from Occidental College.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     BRENDON S. KIM -- Brendon Kim has served as a director of Egreetings Network since April 1996. Mr. Kim has been a general partner of Altos Ventures, a venture capital investment firm, since January 1996. From September 1994 to June 1996, Mr. Kim worked at CSC Index, a consulting company, where he was an associate. Mr. Kim also serves on the board of directors of several private companies, including Branders.com, Blue Dot Software and Hearing Science. Mr. Kim also serves on the board of directors of the Korean American Society of Entrepreneurs, a not-for-profit organization to promote entrepreneurship. Mr. Kim holds an A.B. degree from Princeton University and an M.B.A. degree from the Stanford University Graduate School of Business.

     PETER NIEH -- Peter Nieh has served as a director of Egreetings Network since March 1999. Mr. Nieh has been a general partner of Weiss, Peck & Greer L.P., a technology-focused venture capital investment firm since October 1995. From 1992 to 1995, Mr. Nieh held product marketing and business development roles at General Magic, Inc., a communications software company. From 1990 to 1991, Mr. Nieh managed the portable PC business in North America for Acer, Inc., a personal computer manufacturer. Mr. Nieh is a director of several private companies. Mr. Nieh holds a B.S. degree in Electrical Engineering and an A.B. degree in Economics from Stanford University and an M.B.A. degree from the Stanford University Graduate School of Business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     GORDON M. TUCKER -- Gordon Tucker joined Egreetings Network in February 1999 as our Chief Executive Officer and as a director. From July 1994 to February 1999, Mr. Tucker served as Chief Executive Officer and Chairman of the Board of Directors of IdeaNet Management Company, a "virtual" management company serving early-stage technology companies with venture capital financial support. In his capacity as Chief Executive officer of IdeaNet, from November 1996 to March 1998 Mr. Tucker served as acting Senior Vice President of Excite Studios, Ecommerce and Communities at Excite, Inc. (now Excite@Home), an Internet media company. From September 1993 to July 1994, Mr. Tucker was President, Chief Executive Officer and a director of Micrografx, Inc., a graphics software company. Earlier in his career, Mr. Tucker served as Brand Manager for The Procter & Gamble Company, a leading consumer products company, and as Executive Vice President for LoJack Corporation, a wireless communications company. Mr. Tucker holds a B.B.A. degree from the University of Michigan School of Business Administration.

     LEE ROSENBERG -- Lee Rosenberg has served as a director of Egreetings Network since November 1995. Mr. Rosenberg has been a general partner of Kettle Partners, L.P., an Internet and technology-focused venture capital investment firm since March 1998. Mr. Rosenberg also currently serves on the board of directors of several private companies, including Ignite Sports Media, LLC, an Internet sports media company, and ActiveUSA, a global registration site for active sports communities. Over the past 15 years, Mr. Rosenberg has been President of Rosenberg Capital and general partner of Rosy Partnership, entities involved in a broad spectrum of venture capital and real estate investments. Previously, Mr. Rosenberg served as a director of GRP Records. Mr. Rosenberg is a C.P.A. and holds a B.B.A. degree from the University of Michigan School of Business Administration.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999 the Board of Directors held ten meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. In 1999, the Audit Committee consisted of two non-employee directors: Mr. Nieh and Dr. Holloway. It met one time during 1999. Dr. Holloway resigned from the Board effective January 27, 1999.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's equity incentive plans, employee stock purchase plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee consists of two non-employee directors: Messrs. Kim and Rosenberg. The Compensation Committee met ten times during 1999.

     The Board did not have a standing Nominating Committee during 1999.

     During 1999, each Board member attended 80% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since 1998. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2000 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              ------------------------------------
                      BENEFICIAL OWNER                        NUMBER OF SHARES    PERCENT OF TOTAL
                      ----------------                        ----------------    ----------------
Gibson Greetings, Inc.(2)...................................      6,841,074             19.5%
  100 East River Center Blvd
  Covington, KY 41011-1635
NBC-EGRT Holding, Inc.......................................      2,475,247              7.1
  30 Rockefeller Plaza
  New York, NY 10112
Entities Affiliated with Weiss, Peck & Greer Venture
  Partners(3)...............................................      2,333,469              6.7
  555 California St., Suite 3130
  San Francisco, CA 94194
Entities Affiliated with Altos Ventures(4)..................      2,162,544              6.2
  2882 Sand Hill Road, Suite 100
  Menlo Park, CA 94025
Entities Affiliated with New Enterprise Associates(5).......      1,664,026              4.8
  2490 Sand Hill Road
  Menlo Park, CA 94025
Frank O'Connell(6)..........................................      6,841,074             19.5
Peter Nieh(3)...............................................      2,333,469              6.7
Brendon Kim(4)..............................................      2,162,544              6.2
Stewart Alsop(5)............................................      1,664,026              4.8
Lee Rosenberg(7)............................................        671,089              1.9
Gordon M. Tucker(8).........................................      2,627,563              7.5
Frederick R. Campbell.......................................      1,610,000              4.6
Anthony Levitan.............................................      1,630,833              4.7
Paul Lipman(9)..............................................        103,096                *
Behrouz Arbab, Ph.D(10).....................................         52,083                *
Kenneth W. Wallace(11)......................................         27,777                *
All directors and executive officers as a group (10
  persons)(12)..............................................     16,523,392             46.8%

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants exercisable within 60 days of March 1, 2000 are deemed outstanding. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,979,605 shares outstanding on March 1, 2000, adjusted as required by rules promulgated by the SEC.

 (2) Includes warrants to purchase 67,854 shares that are currently exercisable. On March 9, 2000, American Greetings Corp. completed its acquisition, pursuant to a cash tender offer, of all of the outstanding shares of Gibson Greetings Inc.

 (3) Consists of 500,296 shares held by WPG Enterprise Fund III, L.L.C., 572,167 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C., 22,167 shares held by WPG Information Sciences Entrepreneur Fund, L.P., 72,124 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P., 1,134,603 shares held by Weiss, Peck & Greer Venture Associates V, L.L.C., 1,266 shares held by WPG Venture Associates V-A, L.L.C. and 30,846 shares held by WPG Venture Associates V, Cayman L.P. Mr. Nieh, a director of Egreetings Network, is a Managing Member of WPG VC Fund Adviser, L.L.C., the Fund Investment Advisory Member of WPG Enterprise Fund III, L.L.C., and Weiss, Peck & Greer Venture Associates IV, L.L.C., and the General Partner of WPG Information Sciences Entrepreneur Fund, L.P. In addition, Mr. Nieh is a Managing Member of WPG VC Fund Adviser II, L.L.C., the Fund Investment Advisory Member of Weiss, Peck & Greer. Venture Associates V, L.L.C., Weiss Peck & Greer Venture Associates V-A, L.L.C., and the Fund Investment Advisory Partner of Weiss, Peck & Greer Venture Associates V Cayman, L.P. In such capacities, Mr. Nieh may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Weiss Peck & Greer funds. Mr. Nieh disclaims beneficial ownership of the shares held by the Weiss Peck & Greer funds within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (4) Includes 11,428 shares held by Altos Partners 1, 1,686,874 shares held by Altos Ventures I, L.P. and 412,540 shares held by Altos Ventures II, L.P. Also includes warrants to purchase 51,702 shares that are currently exercisable. Mr. Kim, a director of Egreetings Network, is a general partner of Altos Partners and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Altos funds. Mr. Kim disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (5) Includes 17,142 shares held by NEA Presidents Fund, L.P., 1,428 shares held by NEA Ventures 1999, L.P., and 1,645,456 shares held by New Enterprise Associates VIII, L.P. Mr. Alsop, a director of Egreetings Network, is a general partner of New Enterprise Associates and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the NEA funds. Mr. Alsop disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (6) Mr. O'Connell is the former Chairman, Chief Executive Officer and President of Gibson Greetings, Inc. Effective March 8, 2000, Mr. O'Connell retired in connection with the acquisition of Gibson Greetings, Inc. by American Greetings Corp. As of March 1, 2000, but terminating on March 9, 2000, Mr. O'Connell may have been deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Gibson Greetings Inc. Mr. O'Connell disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (7) Consists of 394,378 shares held by Mr. Rosenberg personally, 16,499 shares issuable upon exercise of options to Mr. Rosenberg exercisable within 60 days of March 1, 2000, 225,366 shares held by Kettle Partners L.P. and warrants to purchase 34,846 shares that are currently exercisable held by Kettle Partners L.P. Mr. Rosenberg, a director of Egreetings Network, is a principal of Kettle Partners L.P. and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Kettle Partners L.P. Mr. Rosenberg disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (8) Includes 1,913,238 shares subject to repurchase by us within 60 days of March 1, 2000.

 (9) Includes 97,596 shares issuable upon exercise of options exercisable within 60 days of March 1, 2000.

(10) Includes 45,416 shares issuable upon exercise of options exercisable within 60 days of March 1, 2000.

(11) Consists of 27,777 shares issuable upon exercise of options exercisable within 60 days of March 1, 2000.

(12) See footnotes 2 through 11 above, as applicable. Includes 3,000 shares held by Andrew Moley and 162,329 shares subject to repurchase by us within 60 days of March 1, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Moley failed to file timely one report on Form 4 with respect to a stock purchase. Mr. Moley filed such report immediately after being notified of the failure to file timely.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Our directors receive no cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending Board meetings.

     In September 1999, the Board adopted, and in December 1999 the stockholders approved, the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company who are not employees of or consultants to the Company or of any affiliate of the Company (a "Non-Employee Director") to be effective upon the initial public offering of the Company's Common Stock. The Directors' Plan is administered by the Board, unless the Board delegates administration to a Committee comprised of members of the Board.

     The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 500,000 shares. Pursuant to the terms of the Directors' Plan, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase 24,000 shares of Common Stock. In addition, on the day following each Annual Meeting of Stockholders of the Company ("Annual Meeting"), commencing with the Annual Meeting in 2000, each person who is then serving as a Non-Employee Director automatically shall be granted an option to purchase 8,000 shares of Common Stock, which amount shall be prorated for any Non-Employee Director who has not continuously served as a Non-Employee Director for the 12-month period prior to the date of such Annual Meeting. Each of the directors currently serving on the Board will be eligible for this grant.

     The exercise price of the options granted under the Directors' Plan will be equal to closing sale price of the Company's Common Stock on the NASDAQ National Market on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Directors' Plan vest and become exercisable as to 1/36th of the shares on the last day of each month following the date of grant that, for annual grants will be April 30 of each year. Options granted under the Directors' Plan generally are non-transferable except by will or the laws of descent. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose service relationship with the Company or any affiliate (whether as a Non-Employee Director of the Company or subsequently as an employee, director, or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (3 months generally, 12 months in the event of disability and 18 months in the event of death).

     In the event of certain changes in control of the Company, all outstanding awards under the Directors' Plan either will be assumed or substituted for by any surviving entity. If the surviving entity determines not to assume or substitute for such awards, the vesting and time during which such options may be exercised shall be accelerated prior to such event and the options will terminate if not exercised after such acceleration and at or prior to such event. Unless terminated sooner by the Board, the Directors' Plan will terminate in September 2009.

     As of May 31, 2000, no options had been exercised under the Directors'
Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal year ended December 31, 1999, compensation awarded or paid to, or earned by (i) the Company's Chief Executive Officer; (ii) the Company's former Chief Executive Officer and Chief Financial Officer; (iii) the Company's former President and Chief Concept Officer; and
(iv) the three most highly compensated current executive officers whose aggregate salary and bonus earned exceeded $100,000 in the fiscal year ended December 31, 1999 (collectively, (i) through (iv) the "Named Executive Officers").

                                                              SUMMARY COMPENSATION TABLE(1)
                                         -----------------------------------------------------------------------
                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION AWARDS             -----------------------
                                         --------------------------------------------                 SECURITIES
                                                                         OTHER ANNUAL    RESTRICTED   UNDERLYING
                                                                         COMPENSATION      STOCK       OPTIONS/
      NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)       ($)         AWARDS ($)    SARS (#)
      ---------------------------        ----   ----------   ---------   ------------    ----------   ----------
Gordon M. Tucker.......................  1999    198,605      74,302        75,000(4)       --           --
  Chief Executive Officer(3)
Frederick Campbell.....................  1999    114,840          --       136,106          --           --
  Former Chief Executive Officer
  and Chief Financial Officer(5)
Paul Lipman............................  1999    146,500      37,500            --          --           --
  Senior Vice President,
  Business Development
Behrouz Arbab, Ph.D....................  1999     96,137      25,000            --          --           --
  Senior Vice President and
  Chief Technology Officer
Kenneth W. Wallace.....................  1999     98,730      42,849            --          --           --
  Senior Vice President, Sales
Anthony Levitan........................  1999    116,421          --       117,788          --           --
  Former President and
  Chief Concept Officer(6)

---------------
(1) As permitted by the rules promulgated by the Securities and Exchange Commission, no amounts are shown for 1998.

(2) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(3) Mr. Tucker became our Chief Executive Officer in February 1999.

(4) Consists of reimbursement to Mr. Tucker for relocation expenses of $75,000.

(5) Mr. Campbell resigned from his position as Chief Executive Officer in February 1999 and served as Chief Financial Officer until July 1999.

(6) Mr. Levitan resigned from his position as President and Chief Concept Officer in August 1999.

STOCK OPTION GRANTS AND EXERCISES

     The Company granted options to its executive officers under its 1996 Stock Option Plan (the "1996 Plan") and currently grants options to its executive officers under its 1999 Equity Incentive Plan (the "1999 Plan"). As of May 31, 2000, options to purchase a total of 2,055,502 shares and 719,155 shares were outstanding under the 1996 Plan and the 1999 Plan, respectively, 1,454,524 shares remained available for grant under the 1996 Plan and 1,930,845 shares remained available for grant under the 1999 Plan, respectively.

     The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                               --------------------------------                                   POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF                                                        ASSUMED ANNUAL RATES OF STOCK
                                 SECURITIES       % OF TOTAL                                      PRICE APPRECIATION FOR OPTION
                                 UNDERLYING     OPTIONS GRANTED   EXERCISE OR                                TERM(4)
                               OPTION GRANTED   TO EMPLOYEES IN   BASE PRICE                      -----------------------------
                                   (#)(1)       FISCAL YEAR(2)     ($/SH)(3)    EXPIRATION DATE      5% ($)         10% ($)
                               --------------   ---------------   -----------   ---------------   ------------   --------------
Gordon M. Tucker(5)..........    2,627,563           44.9                2.10           6/17/09      2,993,183        7,596,336
Kenneth W. Wallace(6)........      133,333            2.6                2.10           6/30/09        176,000          446,666
Behrouz Arbab, Ph.D(6).......      250,000            5.0                2.10           6/14/09        338,000          837,500
Paul Lipman(6)...............      106,366            2.1           1.55/1.75   3/23/09/3/25/09   8,276/77,000   14,451/279,000
Anthony Levitan..............      200,000            4.0                1.75           3/25/09        220,000          558,000

---------------
(1) Options generally vest at a rate 1/8 on the date six months from the vesting commencement date and 1/48 each month thereafter. The term of each option granted is generally the earlier of (i) ten years or (ii) 90 days after termination of the optionee's services to the Company. Options are immediately exercisable; however, the unvested shares purchasable under such options are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to the vesting of such shares.

(2) Based on an aggregate of 5,045,518 options granted to employees, consultants and directors of the Company, including the Named Executive Officers, during the fiscal year ended December 31, 1999.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board after consideration of a number of factors, including, but not limited to, the development life cycle of the Company's products, the Company's financial performance, market conditions, the price preferred rights and privileges of shares of equity securities sold to or purchased by outside investors, and third-party appraisals.

(4) The potential realizable value is calculated based on the terms of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the amounts reflected in the table will be achieved.

(5) In the event of certain change of control events, the vesting of options held by Mr. Tucker shall accelerate for up to the first three years of any grant pursuant to Mr. Tucker's employment agreement.

(6) In the event of certain change of control events and a termination in connection with such change of control, the Board has implemented a policy whereby certain executives, including Messrs. Arbab, Wallace and Lipman shall have the remaining unvested options accelerate vesting for up to 18 months.

  AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END VALUES AT DECEMBER 31, 1999

     The following table sets forth the number of shares of common stock acquired and the value realized upon exercise of stock options during 1999 and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 1999 by each of the named executive officers.

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 NUMBER                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                OF SHARES                       DECEMBER 31, 1999(#)         DECEMBER 31, 1999($)(2)
                               ACQUIRED ON       VALUE       ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED $(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   -------------   -----------   -------------   -----------   -------------
Gordon M. Tucker.............   2,267,563           --             --              --             --              --
Frederick R. Campbell........          --           --             --              --             --              --
Paul Lipman..................       5,500       49,500         80,202         106,664       $771,016      $  922,471
Behrouz Arbab, Ph.D..........       6,667       52,669         24,583         218,750        197,279       1,755,469
Kenneth W. Wallace...........          --           --         16,666         116,667        133,745         936,253
Anthony Levitan..............      20,833       57,289             --              --             --              --

---------------
(1) The value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Value of unexercised in-the-money options are based on the fair market value of the Company's Common Stock on December 31, 1999 of $10.125 per share, minus the per share exercise price of the options.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                           EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors ("Committee") consists of Messrs. Kim and Rosenberg, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

     - The Company pays competitively compared to leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and establishes its pay parameters based on this review.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the late hereof and irrespective of any general incorporation language contained in such filing.

     PHILOSOPHY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee has determined that stock options granted under the Company's 1999 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

     BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing-base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     1999 INCENTIVE BONUS PLAN. In August 1999 the Board adopted the 1999 Incentive Bonus Plan which applied to all full-time employees hired prior to September 30, 1999 other than sales employees on commission plans. Employees were eligible to receive cash bonuses ranging in amounts from up to 50% of salary for the chief executive officer and up to 5% to 35% of employees' 1999 salaries. The individual calculations were based 50% on individual performance and 50% on the Company's achievement of financial and operational goals. In January 2000, the Board determined that the Company would pay 95% of the available bonus pool. The bonus payments included 5% of salaries to all employees and managers for the performance of the Company, with an additional up to 35% of salary, which were pre-determined bonus targets, for all managers for individual performance. Mr. Tucker received 37% of his salary as a cash bonus.

     LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1999 Equity Incentive Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the value of the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the technology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests. In 1999, the Committee granted to executives stock options that will vest over a four-year period. These grants were intended to provide incentive to maximize stockholder value over the next several years. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

                                          The Compensation Committee

                                          Lee Rosenberg
                                          Brendon Kim

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to September 1999, the Company did not have a Compensation Committee of the Board, and the entire Board participated in all compensation decisions. In September 1999, the Board formed the Company's Compensation Committee to review and recommend to the Board Compensation and benefits for the Company's officers and administer the Company's stock purchase and stock option plans. Each of the Company's directors, or an affiliated entity, holds securities of the Company.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 16, 1999 for the Company's Common Stock and an investment of $100 in cash on December 31, 1999 for (i) the Standards & Poor's 500 Stock Index (the "S&P 500 Stock Index") and (ii) the Chicago Board Options Exchange Interest Index (the "CBOE Internet Index"). All values assume reinvestment of the full amount of all dividends and are calculated as of last day of each month:

          COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT

                                                   EGREETINGS NETWORK          S&P 500 STOCK INDEX         CBOE INTERNET INDEX
                                                   ------------------          -------------------         -------------------
12/16/99                                                 100.00                      100.00                      100.00
12/31/99                                                 101.25                      103.56                       95.63
01/2000                                                   73.75                       98.29                       93.80
02/2000                                                   56.56                       96.31                      100.27
03/2000                                                   56.88                      105.63                      109.70

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           RELATED-PARTY TRANSACTIONS

     Other than the transaction described below, since January 1999 there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or will be a party:

     - in which the amount involved exceeded or will exceed $60,000; and

     - in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

PREFERRED STOCK FINANCINGS

     From March to April 1999, we issued and sold an aggregate of 3,726,493 shares of Series F preferred stock for gross proceeds of approximately $26.1 million including 442,857 shares issued upon conversion of convertible promissory notes having an aggregate principal amount of approximately $3.1 million that were issued between November 1998 and March 1999. Each of these shares converted into two shares of Common Stock in December 1999.

     In October 1999, we issued and sold an aggregate of 5,846,546 shares of Series G preferred stock for gross proceeds of approximately $23.6 million, which converted into two-thirds of one share of Common Stock in December 1999.

     In November 1999, we issued and sold 3,712,871 shares of Series G preferred stock for gross proceeds of approximately $7.5 million in cash and an advertising credit of approximately $7.5 million. Each of these shares converted into two-thirds of one share of Common Stock in December 1999.

     Purchasers of our preferred stock include, among others, the following directors, holders of more than 5% of our outstanding stock and a trust of which the father of one of our executive officers is the sole trustee. All of the share numbers in the following table reflect the conversion of each outstanding share of Series F preferred stock into two shares of common stock, and each outstanding share of Series G preferred stock into two-thirds of one share of common stock.

                                                              SHARES OF SERIES F    SHARES OF SERIES G
                          INVESTOR                             PREFERRED STOCK       PREFERRED STOCK
                          --------                            ------------------    ------------------
Lee Rosenberg(1)............................................        192,858                96,204
Entities affiliated with Altos Ventures(2)..................        485,714               412,540
Gibson Greetings, Inc.(3)...................................      1,168,000               412,226
National Broadcasting Company, Inc.(4)......................             --             2,475,247
New Enterprise Associates(5)................................      1,400,000               264,026
Entities affiliated with Weiss, Peck & Greer Venture
  Partners(6)...............................................      1,971,428               362,041
Richard M. Moley Annuity Trust U/A dated May 12, 1998(7)....             --               166,666

---------------
(1) Includes 142,858 shares of Series F preferred stock and 82,508 shares of Series G preferred stock held by Kettle Partners, L.P. for which Mr. Rosenberg, a director of Egreetings Network, serves as a principal.

(2) Consists of 11,428 shares of Series F preferred stock held by Altos Partners I, 474,286 shares of Series F preferred stock held by Altos Ventures I, L.P., and 412,540 shares of Series G preferred stock held by Altos Ventures II, L.P. Brendon Kim, a director of Egreetings Network, is affiliated with the Altos entities.

(3) Frank O'Connell, a director of Egreetings Network, is the Former Chairman of the Board, President and Chief Executive Officer of Gibson Greetings, Inc. Gibson Greetings, Inc. was acquired by American Greeting Corp. on March 8, 2000.

(4) National Broadcasting Company, Inc. (NBC) subsequently transferred its shares of Series G preferred stock to NBC-EGRT Holding, Inc., a wholly owned subsidiary of NBC.

(5) Stewart Alsop, a director of Egreetings Network, is affiliated with New Enterprise Associates.

(6) Consists of 148,909 shares of Series G preferred stock held by Weiss, Peck & Greer Venture Associates V, L.L.C., 422,674 shares of Series F preferred stock and 77,622 shares of Series G preferred stock held by WPG Enterprise Fund III, L.L.C., 483,394 shares of Series F preferred stock and 88,773 shares of Series G preferred stock held by Weiss, Peck & Greer Venture Associates, IV, L.L.C., 18,728 shares of Series F preferred stock and 3,439 shares of Series G preferred stock held by WPG Information Sciences Entrepreneur Fund, L.P., 60,938 shares of Series F preferred stock and 11,186 shares of Series G preferred stock held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P., 801,764 shares of Series F preferred stock held by WPG Venture Associates V, L.L.C. 8,280 shares of Series F preferred stock and 1,266 shares of Series G preferred stock held by WPG Venture Associates V-A, L.L.C., and 175,650 shares of Series F preferred stock and 30,846 shares of Series G preferred stock held by WPG Venture Associates V, Cayman L.P. Peter Nieh, a director of Egreetings, is a general partner of Weiss, Peck & Greer Venture Partners and a member or a general partner of the above-named funds.

(7) Mr. Moley, the sole trustee of this trust, is the father of Andrew J. Moley, our Chief Financial Officer.

     In connection with the promissory notes issued in connection with the Series F financing, the following 5% stockholders received warrants. All of the share numbers in the following table reflect the conversion of each outstanding share of Series F preferred stock into two shares of Common Stock.

                                              NUMBER OF SHARES
             WARRANT HOLDER                  SUBJECT TO WARRANT    EXPIRATION DATE
             --------------                  ------------------    ---------------
Gibson Greetings, Inc.(1)................          53,570          November 2005
Gibson Greetings, Inc.(1)................          14,284          January 2006
Altos Ventures I, L.P.(2)................          17,856          November 2005
Altos Ventures I, L.P.(2)................          14,284          January 2006
Kettle Partners, L.P.(3).................          28,570          January 2006

---------------
(1) The acquisition of Gibson Greetings, Inc., by American Greetings Corp. was completed on March 9, 2000.

(2) Brendon Kim, a director of Egreetings Network, is a general partner of Altos Ventures I, L.P.

(3) Lee Rosenberg, a director of Egreetings Network, is a principal of Kettle Partners, L.P.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

     In February 1999, we entered into an employment agreement with Gordon M. Tucker to serve as our Chief Executive Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice. Mr. Tucker's employment agreement further provides that the Company's Board of Directors will set Mr. Tucker's salary in accordance with the payroll policies of the Company as constituted from time to time.

     In June 1999, Mr. Tucker exercised in full the option granted to him pursuant to his employment agreement and acquired 2,267,563 shares of common stock. However, as of December 31, 1999, 1,967,457 shares held by Mr. Tucker may be repurchased at $2.10 per share by the Company, subject to certain acceleration provisions in Mr. Tucker's employment agreement. Mr. Tucker paid the $2.10 exercise price per share for such shares by delivery of a promissory note bearing a simple interest rate of 5.37% per annum. The full principal and interest payable under the note are due in June 2003 or, if Mr. Tucker's employment is terminated prior to that time, 60 days after the termination. The note is secured by the shares of common stock purchased by Mr. Tucker. As of December 31, 1999, approximately $4,891,177 in unpaid principal and interest was outstanding in the aggregate under the note.

     In July 1999, Andrew J. Moley, our Chief Financial Officer, exercised an option grant to purchase an aggregate of 200,000 shares of common stock and entered into an early exercise stock purchase agreement under the 1996 Stock Option Plan regarding the shares. However, we have a right to repurchase any unvested portion of the 200,000 shares within 90 days upon Mr. Moley's termination of employment. As of December 31, 1999, 200,000 shares held by Mr. Moley remain subject to repurchase at $2.78 per share. Mr. Moley paid the $2.78 purchase price per share for such shares by delivery of a promissory note bearing a simple interest rate of 6.00% per annum. The full principal and interest payable under the note are due in July 2003 or, if Mr. Moley's employment is terminated prior to that time, the date of Mr. Moley's termination. The note is secured by the shares of common stock purchased by Mr. Moley. As of December 31, 1999, approximately $569,014 in unpaid principal and interest was outstanding in the aggregate under the note. In October 1999, Mr. Moley's father purchased 166,666 shares of Series G Preferred Stock at $6.06 per share.

     In July 1999, we loaned $200,000 to Anthony Levitan, our former President and Chief Concept Officer and then a holder of more than 5% of our outstanding stock, in exchange for a promissory note bearing a simple interest rate of 6% per annum. Principal payments of $25,000, plus interest thereon, will become due quarterly, on the last day of February, May, August and November of each year such that the full principal and interest payable under the note will be repaid no later than August 31, 2001. As of December 31, 1999, approximately $175,875 in unpaid principal and interest remained outstanding under the note.

     In May 1999, we entered into an employment and consulting agreement with Fredrick R. Campbell, our former Chief Financial Officer and then a holder of more than 5% of our outstanding stock. In August 1999, we also entered into an employment and consulting agreement with Mr. Levitan, our former President and Chief Concept Officer and then a holder of more than 5% of our outstanding stock.

ADVERTISING AND CONTENT PROVIDER AGREEMENTS WITH NATIONAL BROADCASTING COMPANY, INC.

     In November 1999, in addition to a $7.5 million purchase of Series G preferred stock, we entered into a two-year advertising agreement with National Broadcasting Company, Inc. for approximately $7.5 million in advertising credit. The agreement contains a pre-approved six-month advertising schedule and provides that no less than 60% of the value of the advertising provided to us will be broadcast during prime time hours. In November 1999, we also entered into a two-year content licensing agreement with NBC pursuant to which we have the right to create and distribute digital greetings for a minimum of five NBC television programs for each six-month television season, which amount may be increased, at NBC's option, to a maximum of 30 NBC television programs for each season.

     In December 1999, the Company also entered into indemnification agreements with each of its directors and executive officers. The agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with the Company.

TRANSACTIONS INVOLVING COOLEY GODWARD LLP

     The Company retains the law firm of Cooley Godward LLP as its primary outside corporate counsel. Mr. Tucker is married to a partner of Cooley Godward LLP. The Company paid Cooley Godward LLP approximately $301,770 in fees for the year ended December 31, 1999.

     We believe that the foregoing transactions were in our best interest and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and any of our officers, directors or principal stockholders will be approved by a majority of the disinterested members of the Board, will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be in connection with our bona fide business purposes.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [Andrew P. Missan Signature]
                                          /s/ ANDREW P. MISSAN
                                          --------------------------------------
                                          Andrew P. Missan
                                          Vice President, General Counsel and
                                          Secretary
San Francisco, California
June 15, 2000

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999 is available without charge upon written request to: Corporate Secretary, Egreetings Network, Inc., 149 New Montgomery Street, San Francisco, California 94105.

                            EGREETINGS NETWORK, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, JULY 26, 2000
                                 11:00 A.M. PST
                       OFFICES OF EGREETINGS NETWORK, INC.
                            149 NEW MONTGOMERY STREET
                             SAN FRANCISCO, CA 94105





EGREETINGS NETWORK, INC.
149 NEW MONTGOMERY STREET
SAN FRANCISCO, CALIFORNIA  94105                                           PROXY
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This proxy is solicited by the Board of Directors for us at the Annual Meeting
on July 26, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify herein.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing this proxy, you revoke all previous proxies and hereby appoint Gordon
M. Tucker and Andrew J. Moley, and each of them, as attorneys with full power of substitution, to vote all of the shares of stock of Egreetings Network, Inc. which the undersigned may be entitled to vote at the Annual Meeting to be held at the offices of the Company at 149 New Montgomery Street, San Francisco, California, on Wednesday, July 26, 2000 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments, with all powers that the undersigned would possess if personally present, on the following matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                    See reverse side for voting instructions.

                               Please detach here

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of director to hold office until the 2003 Annual Meeting of Stockholders.

NOMINEE: Stewart Alsop        [ ] FOR the nominee       [ ] WITHHOLD AUTHORITY
                                  listed below (except
                                  as marked).

2. To ratify selection of Ernst & Young LLP   [ ] FOR   [ ] AGAINST OR ABSTAIN
   as independent auditors of the Company for its fiscal year ending December 31, 2000.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change?                         DATED
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Mark Box                                     -----------------------------------

Indicate changes below                       -----------------------------------
                                             SIGNATURE(S)

                                        Please sign exactly as your name appears on Proxy. If the stock is held in joint tenancy or registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should include title and authority. Corporation should give full corporate name and title of authorized signer. If signer is a partnership, please sign in partnership name by authorized person.